                                 EXHIBIT 21.1

                                 SUBSIDIARIES



                                                         Jurisdiction of
                                                           Organization
                                                           ------------


Cellular, Inc. Financial Corporation                           CO

Cellular Inc. Network Corporation (1)                          CO

CommNet Paging Inc.                                            CO

TVX, Inc.                                                      CO

Pueblo MSA Limited Partnership (1)                             CO

Platte River Cellular of Colorado
  Limited Partnership (1)                                      CO

Colorado 4 - Park Limited Partnership (1)                      CO

Smoky Hill Cellular of Colorado Limited Partnership (1)        CO

Colorado 7 - Saguache Limited Partnership (1)                  CO

Sioux City MSA Limited Partnership (1)                         IA
  Schaller Cellular, Inc.                                      CO

Idaho 6 - Clark Limited Partnership (1)                        ID
  Teton Cellular of Idaho Limited Partnership                  CO
     Teton Cellular, Inc.                                      ID

North Central Idaho Cellular of Idaho
  Limited Partnership                                          CO

Sawtooth Cellular of Idaho Limited Partnership                 CO

Iowa RSA 5 Limited Partnership                                 DE
  East Iowa Cellular of Iowa Limited Partnership               CO
     East Iowa Cellular, Inc.                                  IA

R & D Cellular of Iowa Limited Partnership                     CO

Terre Haute Cellular, Inc.                                     CO

Chequamegon Cellular, Inc.                                     CO

Gold Creek Cellular of Montana Limited Partnership (1)         CO
  Gold Creek Cellular Inc.                                     CO


Bismarck MSA Limited Partnership (1)                           DE

Northern New Mexico Limited Partnership (1)                    CO

Northwest Dakota Cellular of North Dakota
  Limited Partnership (1)                                      CO

North Dakota 5-Kidder Limited Partnership (1)                  CO


Sioux Falls Cellular Limited Partnership (1)                   DE

South Dakota 7-Sully Limited Partnership (1)                   CO

South Dakota 8-Kingsbury Limited Partnership (1)               CO

Utah RSA 6 Limited Partnership (1)                             DE
  Canyonland Cellular of Utah Limited Partnership              CO

Wyoming 1-Park Limited Partnership (1)                         CO



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(1)  Does business under the trade name CommNet Cellular Inc.